EMPLOYMENT AGREEMENT

     This Employment Agreement (the Agreement") made as of this 1st day of April, 1999, by and between ROBERT J. VAN VOLKENBURGH, an individual residing at 1 Stillery Road, Lebanon, NJ (the "Employee") and UNITY BANCORP, INC., a Delaware corporation with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 (the "Company" or "Employer").

     WHEREAS, Employer wishes to employ Employee as its Chairman of the Board and Chief Executive Officer.

     WHEREAS, the Employee agrees to be employed pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment, upon the terms and conditions set forth herein.

     2. POSITION AND DUTIES. The Employee shall be employed as the Chairman of the Board and Chief Executive Officer of the Company, to perform such services in that capacity as are usual and customary for comparable institutions and as shall from time to time be established by the Board of Directors of the Company.

     3. CASH COMPENSATION. Employer shall pay to the Employee compensation for his services as follows:

     (a) Base Salary. The Employee shall be entitled to receive, commencing upon the date of this Agreement, an annual base salary (the "Base Salary") of $280,000 which shall be payable in installments in accordance with Employer's usual payroll method. Annually thereafter, on or prior to the anniversary date of this Agreement, the Board of Directors shall review the Employee's performance, the status of Employer and such other factors as the Board of Directors or a committee thereof shall deem appropriate, and shall adjust the Base Salary accordingly.

     (b) Discretionary Bonus. At or prior to commencement of this Agreement,

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the Employee and the Board of Directors of Employer or a committee thereof shall meet and establish performance criteria for the Employee. Based upon the Employee's satisfaction of such criteria, the Employee shall be entitled to receive annually a bonus, the amount to be agreed upon by the Board of Directors or a committee thereof and the Employee, with reference to, among other factors, the bonus paid to Employee in the prior year. The Employee and the Board of Directors or a committee thereof shall meet annually on or prior to the anniversary date of the Employment Agreement to review the Employee's performance and to mutually agree upon new performance criteria for the upcoming year.

      4. OTHER BENEFITS.

     (a) Supplemental Retirement Plan. Employer shall establish a supplemental retirement plan (the "SRP"), in addition to its existing 401(k) retirement plan, for the benefit of the Employee. The form and amount of the SRP shall be as agreed upon between Employer and the Employee and shall recognize the Employee's prior service to Employer.

     (b) Fringe Benefits. Employee shall be entitled to participate in Employer's benefit programs as shall be agreed between Employee and the Company's Board of Directors.

     5. TERM. The initial term of this Agreement shall be three years, commencing upon the date hereof and continuing until the third anniversary hereof; provided, however, that annually, the term of this Agreement shall be extended by one twelve month period, unless within ninety days prior to an anniversary date of this Agreement, either the Employee or Employer shall have provided the other with written notice of their intention to cease extending the term of this Agreement.

     6. TERMINATION.

     (a) Cause. As used in this Agreement, the term "Cause" shall mean any of the following actions which has a material adverse impact upon the Employer: the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation or final cease-and-desist order or a material breach of any provision of this Agreement. Notwithstanding the above, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a

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resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board of Directors of the Company at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for him, together with counsel, to be heard before such Board of Directors), finding that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct justifying termination for Cause and specifying the particulars thereof in detail.

     (b) Termination With Cause. Employer shall have the right to terminate the Employee for Cause, upon written notice to him of such determination, specifying the alleged Cause. In the event of such termination, the Employee shall not be entitled to any further benefits under this Agreement; provided, however, that nothing contained herein shall excuse Employer from paying all benefits earned or accrued up to the date of such termination.

     (c) Termination Without Cause. If Employer terminates the Employee's employment hereunder without Cause prior to the term of this Agreement, the Employee shall be entitled to receive his then current Base Salary for a period of thirty six (36) months. Such payment may be made over such period in periodic payments in the same manner in which the Employee's salary was paid through the time of such termination, or by a lump sum payment of the discounted present value of all Base Salary payments through such period. In addition to such payments, Employee shall be entitled to receive an amount (the "Tax Payment") sufficient to pay all federal, state and local taxes owing on such amounts. The determination of the method of payment shall be made mutually by Employer and the Employee; provided, however, that in the event the parties cannot agree on the method of payment, Employer shall be entitled to choose. In determining the discounted present value of any lump sum payments provided for hereunder, Employer shall use an interest rate equal to the three (3) year U.S. Treasury constant maturity rate for the month preceding the termination of Employee's employment, as shown in Federal Reserve Statistical Release H.15. In addition, to the extent Employee participated in Employer's hospital, health, medical and life insurance programs as of the date of such termination, Employer shall continue to provide employee with such benefits through such payment period. The Employee shall have no duty to mitigate damages in connection with his termination by Employer without Cause. However, if the Employee obtains new employment


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and such new employment provides for hospital, health, medical and life insurance, and other benefits, in a manner substantially similar to the benefits payable by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.

     7. RESIGNATION FOR CAUSE. During the term of this Agreement, the Employee shall be entitled to resign from his employment with Employer, and receive the payments provided for below, in the event that the Employee is not in breach of this Agreement and Employer (i) reassigns the Employee to a position of lesser rank or status than Chairman of the Board and Chief Executive Officer, (ii) relocates the Employee's principal place of employment by more than thirty miles from its location on the date hereof, or (iii) reduces the Employee's compensation or other benefits. Upon the occurrence of any of these events, the Employee shall have thirty days to provide Employer notice of his intention to terminate this Agreement. In the event the Employee elects to so terminate this Agreement, such termination shall be treated as a termination without Cause by Employer under Section 6(c) hereof, and the Employee shall be entitled to receive all payments and other benefits called for under such Section 6(c).

     8. CHANGE IN CONTROL.

     (a) Upon the occurrence of a Change in Control (as herein defined), Employee shall have the right, within sixty (60) days, to terminate his employment hereunder and the provisions of Section 6(c) shall apply as if the Employee had been terminated.

     (b) A "Change in Control" shall mean:

         (1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity;

         (2) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof;

         (3) the occurrence of any transaction requiring the approval of the Board of Governors of the Federal Reserve System under 12 C.F.R. ss.225.41 et seq., except a transaction by any party owning 10% or more of the Company's outstanding stock as of the date hereof; or

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         (4)  an event of a nature that would be required to be reported in response to Item I of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

         (5) Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of The Company's outstanding securities ordinarily having the right to vote at the election of directors, excluding any securities purchased by Employer's employee stock ownership plan and trust, or any other employee benefit plans established by Employer from time to time in determining whether such person is the beneficial owner of more than 25% of Employer's securities; or

         (6) A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by the Company;

         (7) A tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     For these purposes, "Incumbent Board" means the Board of Directors on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

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         9. COVENANT NOT TO COMPETE. Employee agrees that during the term of his employment hereunder and for a period of one (1) year after the termination of his employment, he will not in any way, directly or indirectly, manage, operate, control, accept employment or a consulting position with or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to (other than through ownership of not more than five percent (5%) of the outstanding shares of a corporation whose stock is listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System) any enterprise which competes with Employer in the business of banking in the geographic areas in which Employer conducts its business on the date of Employee's termination. In the event that this covenant not to compete shall be found by a court of competent jurisdiction to be invalid or unenforceable as against public policy, such court shall exercise discretion in reforming such covenant to the end that Employee shall be subject to a covenant not to compete that is reasonable under the circumstances and enforceable by Employer. Employee agrees to be bound by any such modified covenant not to compete.

         10. MISCELLANEOUS.

         (a) Governing Law. This Agreement shall be governed by and interpreted under the substantive law of the State of New Jersey.

         (b) Severability. If any provision of this Agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

         (c) Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties with regarding to the subject matter contained herein and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter


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hereof and may only be amended by written agreement signed by both parties hereto or their duly authorized representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                    UNITY BANCORP, INC.

                                    By: /s/  John Tremblay
                                       ------------------------------
                                             JOHN TREMBLAY, PRESIDENT

                                    EMPLOYEE:

                                    /s/  Robert J. Van Wolkenburgh
                                    ---------------------------------------
                                         ROBERT J. VAN VOLKENBURGH